UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 11, 2024

SAFE AND GREEN DEVELOPMENT CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-41581	87-1375590
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

100 Biscayne Blvd., #1201

Miami, FL 33132

(Address of Principal Executive Offices, Zip Code)

Registrant’s telephone number, including area code: 646-240-4235

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, par value $0.001	SGD	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry Into a Material Definitive Agreement.

On February 11, 2025, Safe and Green Development Corporation (the “Company”) entered into an Amendment (this “Amendment”) to the Operating Agreement, dated June 24, 2021 (the “Operating Agreement”), for JDI-Cumberland Inlet, LLC, a Georgia limited liability company (“JDI-Cumberland”), by and between the Company and Jacoby Development Inc., a Georgia corporation (“JDI”), and a Forced Sale Agreement by and between the Company and JDI, pursuant to which JDI-Cumberland acquired the Company’s 10% equity interest (the “LLC Interest”) in JDI-Cumberland in exchange for a promissory note (the “Note”) from JDI-Cumberland in the principal amount of $4.5 million. The Note bears interest at the rate of 6.5% per annum, matures on February 6, 2026 and is secured by a pledge of a 10% equity interest in JDI-Cumberland. Payment of the Note is also guaranteed by JDI.

The foregoing description of the Amendment and Forced Sale Agreement does not purport to be complete and is subject to, and qualified in its entirety by reference to, the full text of the Amendment and Forced Sale Agreement, copies of which are attached hereto as Exhibit 10.1 and Exhibit 10.2 and incorporated herein by reference.

Item 2.01 Completion of Acquisition or Disposition of Assets.

The information set forth under Item 1.01 above of this Current Report on Form 8-K is incorporated by reference in this Item 2.01.

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

As previously reported, on August 26, 2024, the Company received a letter from The Nasdaq Stock Market (“Nasdaq”) stating that the Company was not in compliance with Nasdaq Listing Rule 5550(b)(1) (the “Rule”) because the stockholders’ equity of the Company of $2,018,263 as of June 30, 2024, as reported in the Company’s Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission (the “SEC”) on August 14, 2024, was below the minimum requirement of $2,500,000 (the “stockholders’ equity requirement”). As of the date of this Current Report on Form 8-K, the Company does not have a market value of listed securities of $35 million, or net income from continued operations of $500,000 in the most recently completed fiscal year or in two of the last three most recently completed fiscal years, the alternative quantitative standards for continued listing on the Nasdaq Capital Market.

Pursuant to Nasdaq’s Listing Rules, the Company submitted to Nasdaq a plan to evidence compliance with the Rule (a “Compliance Plan”) and requested an extension through February 24, 2025 to evidence compliance with the Rule. In its Submission, the Company outlined multiple initiatives (the “Initiatives”) to evidence and sustain compliance with the Rule which included negotiating the sale of certain land parcels and working on independent and joint business development. Based on the Company’s submission on January 22, 2025, the Company received written notification from Nasdaq granting the Company’s request for an extension through February 24, 2025 to evidence compliance with the Rule.

The terms of the extension are as follows: on or before February 24, 2025, the Company must complete a significant portion of its Initiatives and may evidence compliance with the Rule by furnishing to the SEC and Nasdaq a publicly available report including:

1. A disclosure of Staff’s deficiency letter and the specific deficiency(ies) cited;

2. A description of the completed transaction or event that enabled the Company to satisfy the stockholders’ equity requirement for continued listing;

3. An affirmative statement that, as of the date of the report, the Company believes it has regained compliance with the stockholders’ equity requirement based upon the specific transaction or event referenced in Step 2; and

4. A disclosure stating that Nasdaq will continue to monitor the Company’s ongoing compliance with the stockholders’ equity requirement and, if at the time of its next periodic report the Company does not evidence compliance, that it may be subject to delisting.

The Company believes that it has regained compliance with the stockholders’ equity requirement as a result of the sale to JDI of its LLC Interest in JDI-Cumberland set forth under Item 1.01 above of this Current Report on Form 8-K.

Nasdaq will continue to monitor the Company’s ongoing compliance with the stockholders’ equity requirement and, if at the time of its next periodic report the Company does not evidence compliance it may be subject to delisting.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

The following exhibits are filed with this Current Report on Form 8-K:

Exhibit Number	Exhibit Description
10.1	Amendment to Operating Agreement, by and between the Company and Jacoby Development Inc., dated February 11, 2025
10.2	Forced Sale Agreement, by and between the Company and Jacoby Development Inc., dated February 11, 2025
104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Safe and Green Development Corporation
Dated: February 12, 2025
	By:	/s/ Nicolai Brune
	Name:	Nicolai Brune
	Title:	Chief Financial Officer

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